UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd. Suite 400 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CTMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2020, Michael Kavanaugh, M.D., SVP, Chief Scientific Officer, Head of Research and Non-Clinical Development of CytomX Therapeutics, Inc. (the “Company”) and the Company agreed on the terms of his retirement from his position, effective December 1, 2020. In connection with his retirement, the Company will enter into a Separation Agreement with Dr. Kavanaugh (the “Separation Agreement”) that provides economic payments consistent with the terms of his Amended and Restated Severance and Change of Control Agreement dated as of March 25, 2019 and filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on May 9, 2019. The Separation Agreement also will include a general release of claims against the Company. In addition, the Company will enter into a consulting arrangement (the “Consulting Agreement”) with Dr. Kavanaugh, effective December 14, 2020, pursuant to which he will serve for six months as a special advisor to the Company at a rate of $250 per hour, and will serve on the Company’s scientific advisory board for an indeterminate period. For service on the scientific advisory board, he will be paid $15,000 per year and receive an option under the Company’s 2019 Equity Incentive Plan to purchase 12,000 shares of the Company’s common stock.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement are qualified in their entirety by reference to the full text of the Separation Agreement and the Consulting Agreement which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2020	CYTOMX THERAPEUTICS, INC.

	By:	/s/ Lloyd Rowland
Lloyd Rowland
SVP, General Counsel